UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2022

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTC Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangement of Certain Officers.

On February 28, 2022, Cyberloq Technologies, Inc., a Nevada corporation (the “Company”) and Mark Carten entered into a separation agreement as a result of which Mr. Carten is no longer an employee of the Company. In addition, the separation agreement includes resignations of Mr. Carten from his positions as the Chief Technology Officer of Company and as a director of the Company effective February 28, 2022. Pursuant to the separation agreement, the Company is redeeming all of Mr. Carten’s common and preferred shares in the Company at a set redemption price of $0.10 per share. Mr. Carten’s resignation did not involve any disagreement with the Company, the Company’s management or the Board of Directors. Mr. Carten did not serve on any committees of the Board of Directors as no such committees existed at such time. On February 28, 2022, the Company provided Mr. Carten a draft of this document.

On February 28, 2022 the Board of Directors of the Company (the “Board”) decided to reduce the number of directors of the Company to four.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: February 28, 2022